Exhibit 99.1

News Release
2000 W. Sam Houston Parkway South
Suite 1700
Houston, TX 77042
713-267-7600 Tel
BRISTOW GROUP INC. CHIEF FINANCIAL OFFICER TO PRESENT MARCH 29 AT THE
CREDIT SUISSE GLOBAL LEVERAGED FINANCE CONFERENCE IN PHOENIX
HOUSTON (March 23, 2006) — Bristow Group Inc. (NYSE: BRS) said today it is participating at the Credit Suisse Global Leveraged Finance Conference being held March 27-30, 2006, at the Arizona Biltmore Resort & Spa in Phoenix, Arizona.
Chief Financial Officer Perry Elders is scheduled to address the conference’s audience of financial analysts and institutional money managers at 2:10 p.m. MST (4:10 p.m. EST) on Wednesday, March 29, 2006.
About Bristow Group Inc.
Bristow Group Inc., formerly Offshore Logistics, Inc., is a major provider of helicopter transportation services to the oil and gas industry worldwide. Through its subsidiaries, affiliates and joint ventures, the Company provides transportation services in most oil and gas producing regions including the U.S. Gulf of Mexico and Alaska, the North Sea, Africa, Mexico, South America, Australia, Russia, Egypt and the Far East. Additionally, the Company is a leading provider of production management services for oil and gas production facilities in the U.S. Gulf of Mexico. The Company’s Common Stock is traded on the New York Stock Exchange under the symbol BRS.
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